Exhibit 10.22

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease is entered into as of the 20th day of December, 2013, by and between Schlecht Port Washington LLC (“Landlord”) and Duluth Holdings Inc. (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Retail Space Lease dated January 23, 2012 (the “Lease”), relating to certain premises (“Premises”) of a building located at 108 N. Franklin Street, Port Washington, Wisconsin (“Building”).

B. Landlord and Tenant now desire to amend and modify the Lease as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1. Definitions. All capitalized terms used herein shall have the meanings set forth in the Lease unless they are otherwise defined herein.

2. Landlord and Address. Section 1.01 is hereby eliminated in its entirety and replaced with the following provision:

1.01	Landlord and Address:

Schlecht Port Washington LLC

c/o Duluth Holdings Inc.

170 Countryside Drive

Belleville, WI

3. Term. Section 1.05 is hereby eliminated in its entirety and replaced with the following provision:

1.05	Term: One-hundred twenty (120) months.

4. Commencement Date. Section 1.06 is hereby eliminated in its entirety and replaced with the following provision:

1.06	Commencement Date: January 1, 2014.

5. Expiration Date. Section 1.07 is hereby eliminated in its entirety and replaced with the following provision:

1.07	Expiration Date: The last day of the one-hundred twentieth (120th) full calendar month following the Commencement Date.

6. Monthly Base Rent. Section 5 of the First Amendment to Lease, dated January 31, 2013 between Landlord and Tenant, which deleted and replaced Section 1.08 of the Lease, is hereby deleted and replaced with the following:

Calendar Year	Monthly Base Rent	Annual Base Rent
2014	$10,608.00	$127,296.00
2015	$10,820.16	$129,841.92
2016	$11,036.56	$132,438.76
2017	$11,257.29	$135,087.53
2018	$11,482.44	$137,789.28
2019	$11,712.09	$140,545.07
2020	$11,946.33	$143,355.97
2021	$12,185.26	$146,223.09
2022	$12,428.96	$149,147.55
2023	$12,677.54	$152,130.50

7. Renewal Option Rent. Section 30 (b) of the Lease is hereby deleted and replaced with the following:

Calendar Year	Monthly Base Rent	Annual Base Rent
2024	$12,931.09	$155,173.11
2025	$13,189.71	$158,276.58
2026	$13,453.51	$161,442.11
2027	$13,722.58	$164,670.95
2028	$13,997.03	$167,964.37

8. Effect of Amendment. Except as modified herein, all of the terms and the conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby reaffirm their respective obligations thereunder. Tenant represents that Landlord is not in default of any terms, conditions, or covenants of the Lease.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Signatures delivered by facsimile, electronic mail, or similar electronic methods shall have the same effect as originals.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first written above.

Landlord:		Tenant:

Schlecht Port Washington LLC		Duluth Holdings Inc.

By:	/s/ Stephen L. Schlecht	By:	/s/ Mark DeOrio
	Stephen L. Schlecht, Member		Mark DeOrio, Chief Financial Officer, Senior Vice President - Operations

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